Exhibit 32.1

Certification of Periodic Financial Report

Steven R. Gardner and John Shindler hereby certify as follows:

1.  They are the Chief Executive Officer and Chief Financial Officer, respectively, of Pacific Premier Bancorp, Inc.

2.  The Form 10-K of Pacific Premier Bancorp, Inc. for the year ended December 31, 2002 complied with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d) and the information contained in the report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Pacific Premier Bancorp, Inc.

August 28, 2003	/s/ Steven R. Gardner
Steven R. Gardner
President & Chief Executive Officer

August 28, 2003	/s/ John Shindler
John Shindler
Senior Vice President & Chief Financial Officer